Exhibit 4.2

BY LAWS

OF

HUNGARIAN TELEPHONE AND CABLE CORP.

(as amended as of May 22, 2003)

ARTICLE 1

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of XL Corporate Services, Inc., 15 East North Street, in the City of Dover, in the County of Kent, and in the State of Delaware 19901, and said corporation shall be the registered agent of this corporation in charge thereof.

SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II

SHAREHOLDERS

1.	Place of Meetings

Meetings of shareholders shall be held at the principal place of the Corporation, or at such other places within or without the State of New York as the Board shall authorize.

2.	Annual Meetings

The annual meeting of the shareholders of the Corporation shall be held at 2:00 p.m. on the last Tuesday of the fifth month in each year after the close of the fiscal year of the Corporation, if such date is not a legal holiday and if a legal holiday, then on the next business day following at the same hour, at which time the shareholders shall elect a Board of Directors, and transact such other business as may properly come before the meeting.

3.	Special Meetings

Special meetings of the shareholders may be called at any time by the Board or by the President, and shall be called by the President or the Secretary at the Written request of the holders of ten percent (10%) of the outstanding shares entitled to vote there at, or as otherwise required by law.

4.	Notice of Meetings

Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served not less than ten nor more than fifty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by the person calling the meeting. If, at any meeting action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares, the notice of such meeting shall include a statement of the purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which event, it shall be mailed to the address designated in such request.

5.	Waiver

Notice of any meeting need not be given to any shareholder who submits a signed waiver of notice either before or after a meeting. The attendance of any shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such shareholder.

6.	Fixing Record Date

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law.

7.	Quorum

(a) Except as otherwise provided by the Certificate of Incorporation, at all meetings of the shareholders of the Corporation, the presence at the commencement of such meetings, in person or by proxy, of shareholders holding a majority of the total number of shares of the Corporation then issued and outstanding on the records of the Corporation and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. If a specified item of business is required to be voted on by a class or classes, the holder of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting.

8.	Voting

(a) Except as otherwise provided by statute or by the Certificate of Incorporation,

(1) directors shall be elected by a plurality of the votes cast;

(2) all other corporate action to be taken by vote of the shareholders, shall be authorized by a majority of votes cast;

at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of shares of the Corporation entitled to vote, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the proxy shall specify the length of time it is to continue in force. The proxy shall be delivered to the Secretary at the meeting and shall be filed with the records of the Corporation. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

(d) Any action that may be taken by vote may be taken without a meeting on written consent. Such action shall constitute action by such shareholders with the same force and effect as if the same had been approved at a duly called meeting of shareholders and evidence of such approval signed by all of the shareholders shall be inserted in the Minute Book of the Corporation.

ARTICLE III

BOARD OF DIRECTORS

1.	Number

The Board of Directors shall by resolution fix the number of directors of the Corporation from time to time which number shall be not less than three (3) nor more than nine (9).

2.	Election

Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of the Board need not be shareholders and shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

3.	Term of Office

Each director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.

4.	Duties and Powers

The Board shall be responsible for the control and management of the affairs, property and interests of the Corporation, except those powers expressly conferred upon or reserved to the shareholders.

5.	Annual

Regular annual meetings of the Board shall be held immediately following the annual meeting of shareholders.

6.	Regular Meetings and Notice

The Board may provide by resolution for the holding of regular meetings of the Board of Directors, and may fix the time and place thereof.

Notice of regular meetings shall not be required to be given and if given, need not specify the purpose of the meeting; provided, however, that in the case that the Board shall fix or change the time or place of any regular meeting, notice of such action be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth at Section 7 of this Article III, unless such notice shall be waived.

7.	Special Meetings and Notices

(a) Special meetings of the Board shall be held whenever called by the President or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Notice of special meetings shall be mailed directly to each director, addressed to him for such purpose or at his usual place of business, at least two (2) business days before the day on which the meeting is to be held, or delivered to him personally or given to him orally, not later than the business day before the day on which the meeting is to be held.

(c) Notice of a special meeting shall not be required to be given to any director who shall attend such meeting, or who submits a signed waiver of notice.

8.	Chairman

At all meetings of the Board, the Chairman, if present, shall preside. If there is no Chairman, or he shall be absent, then the President shall preside. In his absence, the Chairman shall be chosen by the Directors present.

9.	Quorum and Adjournment

(a) At all meetings of the Board, the presence of a majority of the entire Board shall be necessary to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws. Participation of any one or more members of the Board by means of a conference telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at such meeting.

(b) A majority of the directors present at any regular meeting or special meeting, although less than a quorum, may adjourn the same from time to time, without notice, until a quorum shall be present.

10.	Manner of Acting

(a) At all meetings of the Board, each director present shall have one vote.

(b) Except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws, the action of the directors present at any meeting at which a quorum is present shall be the act of the Board. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with minutes of the Corporation shall be the act of the Board with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

11.	Vacancies

Any vacancy in the Board of Directors resulting from an increase in the number of directors, or the death, resignation, disqualification, removal or inability to act of any director, shall be filled for the unexpired portion of the term by a majority of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board called for the purpose.

12.	Resignation

Any director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon the receipt thereof by the Board or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

13.	Removal

Any director may be removed, with or without cause, at any time by the shareholders, at a special meeting of the shareholders called for that purpose and may be removed for cause by action of the Board.

14.	Compensation

The directors shall be eligible to participate in the 1992 Incentive Stock Plan, as amended, and any other compensation plan that may be adopted by the Company from time to time. In addition, the directors, by a resolution of the Board, may receive a fixed sum and expenses for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

15.	Contracts

(a) No contract or other transaction between this Corporation and any other business shall be affected or invalidated nor shall any director be liable in any way by reason of the fact that a director of this Corporation is interested in, or is a director, officer, or is financially interested in such other business, provided such fact is disclosed to the Board.

(b) Any director may be a party to or may be interested in any contract or transaction of this Corporation individually and no director shall be liable in any way by reason of such interest, provided that the fact of such participation or interest be disclosed to the Board and provided that the Board shall authorize or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law applicable thereto.

16.	Committees

The Board, by resolution adopted by a majority of the entire Board, may, from time to time, designate from among its members an executive committee and such other committees and alternate members thereof as they may deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall remain in existence at the pleasure of the Board. Participation of any one or more members of a committee by means of a conference telephone or similar means of communication equipment allowing all persons participating in the meeting to hear each other at the same time, shall constitute a director’s presence in person at any such meeting. Any action authorized in writing by all of the members of a committee and filed with the minutes of the committee shall be the act of the committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the committee.

ARTICLE IV

OFFICES

1.	Number and Qualifications

The officers of the corporation consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board, as the Board of Directors, may from time to time, deem advisable. Any officer other than the Chairman of the Board may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary.

2.	Election

The Officers of the Corporation shall be elected by the Board at the regular annual meeting of the Board following the annual meeting of shareholders.

3.	Term of Office

Each officer shall hold office until the annual meeting of the Board next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

4.	Resignation

Any officer may resign at any time by giving written notice thereof to the Board, the President or the Secretary of the Corporation. Such resignation shall take effect upon receipt thereof by the Board or by such officer, unless otherwise specified in such written notice. The acceptance of such resignation shall not be necessary to make it effective.

5.	Removal

Any officer, whether elected or appointed by the Board, may be removed by the Board, either with or without cause, and a successor elected by the Board at any time.

6.	Vacancies

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board.

7.	Duties

Unless otherwise specified by the Board, Officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, such powers and duties as may be set forth in these By-Laws, and such powers and duties as may be specifically provided for by the Board. The President shall be the chief executive officer of the Corporation.

8.	Sureties & Bonds

At the request of the Board, any Officer, employee or agent of the Corporation shall execute for the Corporation, a bond in sum, and with such surety as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation, including, responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

9.	Shares of Other Corporations

Whenever the Corporation is the holder of shares of any other Corporation, any right or power of the Corporation as such shareholder shall be exercised on behalf of the Corporation in such manner as the Board may authorize.

ARTICLE V

SHARES OF STOCK

1.	Certificates

(a) The certificates representing shares in the Corporation shall be in such form as shall be approved by the Board and shall be numbered and registered in the order issued. They shall bear the holder’s name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.

(b) Certificate representing shares shall not be issued until they are fully paid for.

(c) The Board may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings.

2.	Lost or Destroyed Certificates

Upon notification by the holder of any certificate representing shares of the Corporation of the loss or destruction of one or more certificates representing the same, the Corporation may issue new certificates in place of any certificates previously issued by it, and alleged to have been lost or destroyed. Upon production of evidence of loss or destruction, in such form as the Board in its sole discretion may require, the Board may require the owner of the lost or destroyed certificates to provide the Corporation with a bond in which sum as the Board may direct, and with such surety as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in judgment of the Board, it is proper to do so.

3.	Transfer of Shares

(a) Transfers of shares of the Corporation may be made on the share records of the Corporation solely by the holder of such records, in person or by a duly authorized attorney, upon surrender for cancellation of the certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed and with such proof of the authenticity of the signature, and the authority to transfer and the payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any shares as the absolute owner thereof for all purposes and shall not be bound to recognize any legal equitable or other claim to, or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

4.	Record Date

In lieu of closing the share records of the Corporation, the Board may fix, in advance, a date not less than ten days and not more than fifty days, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, any meeting of shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business of the day immediately preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

ARTICLE VI

DIVIDENDS

Subject to this Certificate of Incorporation, and to applicable law, dividends may be declared and paid out of any funds available therefore, as often, in such amount, and at such time or times as the Board may determine. Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends, such sum or sums as the Board, from time to time, in its sole discretion, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board from time to time, subject to applicable law.

ARTICLE VIII

CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board.

ARTICLE IX

AMENDMENTS

1.	By Shareholders

All By-Laws of the Corporation shall be subject to revision, amendment or repeal, and new By-Laws may be adopted from time to time, by a majority vote of the shareholders who are at such time entitled to vote in the election of directors.

2.	By Directors

The Board shall have power to make, adopt, alter, amend and repeal, from time to time, By-Laws of the Corporation, provided, however, that the shareholders entitled to vote with respect thereto as provided for by Section 1 of this Article IX may alter amend or repeal the By-Laws as made by the Board. The Board shall have no power to change the quorum for meetings with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal of one or more directors by the shareholders. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in this notice of the next annual meeting of shareholders for the election of directors, the By-Law so adopted, amended or repealed, together with a concise statement of the change made.

ARTICLE X

INDEMNIFICATION

1.	Right to Indemnification of Directors and Officers

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person in such proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of Article X, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in advance by the Board of Directors.

2.	Prepayment of Expenses of Directors and Officers

The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article X or otherwise.

3.	Claims by Directors and Officers

If a claim for indemnification or advancement of expenses under this Article X is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.	Advancement of Expenses of Employees and Agents

The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

5.	Non-Exclusivity of Rights

The rights conferred on any person by this Article X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

6.	Other Indemnification

The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

7.	Insurance

The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article X; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article X.

8.	Amendment or Repeal

Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Covered Person and such person’s heirs, executors and administrators.